UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

EAST KANSAS AGRI-ENERGY, L.L.C.

(Exact name of small business issuer as specified in its charter)

Kansas	333-96703	48-1251578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 225 210 1/2 East 4th Ave. Garnett Kansas 66032
(Address of principal executive offices)

(785) 448-2888
(Issuer’s telephone number)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Management Agreement

On November 12, 2004, we entered into a Management Agreement with United Bio Energy Management, LLC. United Bio Energy Management, LLC is a wholly owned subsidiary of United Bio Energy, LLC.  ICM, Inc. and Fagen, Inc., our design-builder and principal contractor, wholly own United Bio Energy, LLC.  The Management Agreement provides that United Bio Energy Management, LLC will supervise and direct the general operations of our ethanol plant for an anticipated period of at least five years.  United Bio Energy Management, LLC will also provide the services of a full-time general manager to our ethanol plant.  United Bio Energy Management, LLC will be responsible for the following duties, among others: (i) hiring, paying, supervising, and discharging all ethanol plant employees; (ii) contracting for the purchase of all services, grains, supplies, and other materials necessary for us to produce ethanol; (iii) contracting for the electricity, natural gas, water, waste water, fuel oil, rubbish and snow removal, vermin extermination and such other services as it deems necessary or advisable, provided, however, it cannot contract for electricity, natural gas, water, and waste water without our prior approval; (iv) contracting for and causing the ethanol plant and all fixtures, furnishings, equipment, supplies, tools to be maintained in good order and condition and contracting for the replacement of these items if necessary as well as purchasing items necessary or desirable for the operation and maintenance of the ethanol plant provided, however, that it cannot contract for any item involving an expenditure in excess of $15,000, other than budgeting items, without our prior approval; (v) preparing or overseeing the preparation of our annual operating budget; (vi) setting up and maintaining accurate and adequate accounting and financial records for our plant; (vii) handling our Accounts Payable and Accounts Receivable; (viii) maintaining insurance policies on our ethanol plant; and (ix) cooperating with our attorneys and accountants in the preparation of disclosures required by the Securities Act of 1933, the Securities Exchange Act of 1934, and any other securities laws or regulations.

We have agreed to pay United Bio Energy Management, LLC an annual fee for these services payable in monthly installments, plus an incentive bonus based on the attainment of certain financial benchmarks. Additionally, to compensate United Bio Energy Management, LLC for continued use of its proprietary information, we have agreed to pay United Bio Energy Management, LLC a license fee for a period of time after the termination of the Management Agreement.

Raw Grains Agreement

On November 12, 2004, we entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC.  United Bio Energy Ingredients, LLC is a wholly owned subsidiary of United Bio Energy, LLC.  The Raw Grains Agreement provides for our purchase of all raw grains necessary for ethanol production from United Bio Energy Ingredients, LLC for a period of at least five years.  Pursuant to the agreement, United Bio Energy Ingredients, LLC will use its best efforts to arrange for the purchase of grain at the lowest price available under prevailing market conditions and we will supply all labor and equipment necessary to load or unload trucks or rail cars.  For its service, we will pay United Bio Energy Ingredients, LLC the actual cash procurement price and all reasonable and necessary expenses to get the grain to the ethanol plant plus a specified additional amount per bushel.  The title, risk of loss, and responsibility for the quality of grain will transfer to us when we unload the grain at the ethanol plant.  Prior to that time, United Bio Energy Ingredients, LLC will bear the risk of loss.  All grain delivered to the ethanol plant shall meet certain quality standards and we will have the options to reduce the price it pays or fully reject any delivery that fails to conform to these standards, depending upon the severity of the noncompliance.

Distiller’s Grains Marketing Agreement

On November 12, 2004, we entered into a Distillers Grains Marketing Agreement with United Bio Energy Ingredients, LLC. United Bio Energy Ingredients, LLC is a wholly owned subsidiary of United Bio Energy, LLC.  The Distillers Grains Marketing Agreement provides that United Bio Energy Ingredients, LLC will purchase all dried and wet distillers grains produced at the ethanol plant for a term of five years at a price equal to a specified percentage of the price United Bio Energy Ingredients, LLC charges its buyers of dried distillers grains, and a specified percentage of the price United Bio Energy Ingredients, LLC charges its buyers of wet distillers grains. United Bio Energy Ingredients, LLC has the duty to use its best efforts to obtain the highest prices for our distillers grains that are available under prevailing market conditions.  We are responsible for supplying all labor and equipment to load or unload trucks or rail cars without charge to United Bio Energy Ingredients, LLC and are required to provide storage for at least 10 days production of wet and dry distiller’s grains.  In addition, the distillers grains must meet quality requirements so that they will meet current industry standards for primary animal feed ingredients.  If we fail to supply distillers grains that comply with industry standards, United Bio Energy Ingredients, LLC may reject them.

Trading Agreement

On November 12, 2004, we entered into a Trading Agreement with United Bio Energy Trading, LLC.  United Bio Energy Trading, LLC is a wholly owned subsidiary of United Bio Energy, LLC. Pursuant to the Trading Agreement, United Bio Energy Trading, LLC will provide commodity trading and hedging consulting services, including market analysis, risk management, and transaction execution, for us.  The term of the agreement will be for at least five years.  For these services, we will pay United Bio Energy Trading, LLC a monthly fee.

Ethanol Agreement

On November 12, 2004, we entered into an Ethanol Agreement with United Bio Energy Fuels, LLC.  United Bio Energy Fuels, LLC is a wholly owned subsidiary of United Bio Energy, LLC.  The Ethanol Agreement provides that United Bio Energy Fuels, LLC will market all fuel-grade ethanol produced at the ethanol plant.  In exchange, we will pay United Bio Energy Fuels, LLC a fee for each gallon of ethanol produced at our ethanol plant during the term of the agreement.  The term of the agreement will be at least 5 years.  United Bio Energy Fuels, LLC also agreed to use its best efforts to obtain the highest price for ethanol available under prevailing market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, LLC

Date:	November 18, 2004	/s/ Jill Zimmerman
Jill Zimmerman, Treasurer (Principal Financial Officer)